SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 26, 1998

                              EA Industries, Inc.
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                       ----------------------------------
                 (State or other jurisdiction of incorporation)


        1-4680                                  21-0606484
 ---------------------                  -----------------------
(Commission File Number)            (IRS Employer Identification No.)


         185 Monmouth Parkway, West Long Branch, New Jersey 07764-9989
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732) 229-1100
                              --------------------
                        (Registrant's telephone number)


                                      N/A
                   -------------------------------------------
         (Former name or former address, if changed since last report.)





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Item 5. Other Events.


         Lemco Associates

         The Company on a regular basis reviews and updates its public disclosures with respect to this litigation. As previously reported, in October 1992, Lemco Associates L.P., a limited partnership ("Lemco Suit"), the owner of property previously owned by EAI, initiated an action (the "Lemco Suit"), against EAI and others alleging, among other things, that the defendants created environmental contamination at the property and seeking damages in unspecified amounts. EAI filed a response to the complaint in which it denied Lemco's allegations, asserted numerous defenses to the claims asserted and asserted a counterclaim against Lemco and crossclaims against co-defendants and others for indemnification and contribution.

         Although the Company's insurance carriers have not formally denied coverage or refused to provide a defense for the Company, the Company believed that settlement or other resolution of the Lemco Suit would be more likely with the active participation of the insurance carriers. By court order, after request by the Company, (i) the carriers were added as third party defendants in the Lemco Suit, (ii) the court ordered expedited discovery with respect to the insurance claim, (iii) the court scheduled a settlement conference for April 7, 1998 and (iv) the court has set a new trial date of May 5, 1998. Discovery in the Lemco Suit is ongoing.

         The Company and Lemco have agreed to settle the Lemco Suit for the sum of $8,500,000 (the "Settlement") and the Company has assigned to Lemco all of its rights to be indemnified by the insurance carriers who have issued policies covering claims of the type asserted in the Lemco Suit for the relevant time periods. The Settlement is subject to final approval by the courts of New Jersey, including all appeals, that (a) the Settlement is fair, reasonable and non-conclusive, (b) a determination that the carriers have policies of insurance which would require them to act as indemnitors with respect to the claims asserted in the Lemco Suit and to pay the Settlement and (c) a determination that the indemnification is assignable to Lemco as part of the Settlement. If it is detemined by the courts that the carriers have defenses that would reduce their obligations to an amount less than $8,500,000, then the Company would be responsible to pay Lemco one third of the difference between the Settlement and the amount awarded by the court to the carriers, up to a maximum of $333,333. If the court determines that the responsibility is less than $7,500,000, Lemco at its sole discretion may void the Settlement. If Lemco settles the claims against the carriers for less than $8,500,000, the Company has no responsibility to pay Lemco any part of the difference. The Company has agreed to cooperate with Lemco in obtaining court approval of the Settlement and in prosecuting the claims against the carriers. On March 26, 1998, Lemco and the Company petitioned the Superior Court of New Jersey, Law Division, Monmouth County to approve the Settlement.

Item 7. Exhibits

     Settlement Agreement between Lemco Associates, L.P. and EA Industries, Inc.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    EA Industries, Inc.
                                    Registrant


                                    By:    /s/ Howard P, Kamins
                                           -----------------------------------
                                           Howard P. Kamins
Date: March 26, 1998                       Vice President and General Counsel

                              SETTLEMENT, AGREEMENT

     This Settlement Agreement is made this          day of March, 1998, by and
between the Plaintiff, Lemco Associates, L.P. ("Lemco"), having an address c/o Andrew Hoffmann, Esq., 30201 Aurora Road, Cleveland, Ohio 44138, and the Defendant, Electronics Associates, Inc. (currently known as EA Industries, Inc. ("EAI")), having an address at 185 Monmouth Parkway, West Long Branch, New Jersey.

     WHEREAS, on September 14, 1992, the Plaintiff Lemco filed an action in the Superior Court of New Jersey, Law Division, Monmouth County, under Docket No. L-6492-92, (hereinafter referred to as the "Legal Action"), against, among others, the Defendant EAI to recover monies and damages for past and future investigatory and remedial actions and loss of property value due to discharges of hazardous substances, including but not limited to chlorinated solvents at property located at 500 Long Branch Avenue, (Block 460, Lots 1, 2, 3 and 4), Long Branch, Monmouth County, New Jersey,

     WHEREAS, the Complaint filed by the Plaintiff Lemco in the Legal Action involves allegations of liability against the Defendant EAI;

     WHEREAS, the Defendant EAI filed an answer denying any and all liability to the Plaintiff Lemco in the Legal Action;

     WHEREAS, the Plaintiff Lemco alleges damages, including but not limited to, amounts set forth in expert reports which currently exceed $10,300,000, plus potential off-site active groundwater remediation costs;

     WHEREAS, the Defendant EAI represents that it has made a diligent and thorough search for all insurance policies covering claims of the type asserted in the Legal Action for the relevant time periods, and has provided a complete list to Plaintiff Lemco of all of the policies which it has located, see Exhibit 1, and EAI further represents that these policies cover the claims of the type asserted in the Legal Action and covers the relevant property and that the limits of the cited policies have been diminished only in the amounts which it has cited to Lemco in the list of policies and coverage in Exhibit 1;

     WHEREAS, the Plaintiff Lemco and the Defendant EAI, in order to avoid the further time and expense of litigating the Legal Action, are desirous of settling their disputes in accordance with the terms and conditions set forth in this Settlement Agreement;

     NOW, THEREFORE, it is hereby agreed as follows,

     1. The Plaintiff Lemco and the Defendant EAI hereby agree to settle the Legal Action for the sum of Eight Million Five Hundred Thousand Dollars $8,500,000 ("Settlement"), subject to and dependent upon fulfillment of the additional terms and conditions set forth herein.

     2. EAI hereby assigns to Lemco all of its rights to be indemnified by the insurance carriers who have issued policies covering claims of the type asserted in the Legal Action for the relevant time periods. This indemnification does not include EAI's claim for defense costs.

                                      -3-


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     3. This Settlement shall be conditioned upon and subject to final approval of the Settlement by the Courts of New Jersey, including all appeals, that (a) the Settlement is fair, reasonable and non-collusive; (b) a determination that the carriers have policies of insurance which require them to act as indemnitors with respect to the claims asserted in the Legal Action and to pay the Settlement; and (c) a determination that the indemnification is assignable to Lemco as part of the Settlement.

     4. If it is determined by the Court that the carriers have defenses that would reduce their obligations to an amount less than the Settlement, then EAI shall be responsible to pay Lemco one-third (1/3) of the difference between the Settlement and the amount awarded by the Court from the carriers, up to a maximum of $333,333. In the event the responsibility of the carriers is determined by the Court to be less than $7,500,000, then Lemco, at its sole discretion, may void this Agreement and the litigation shall proceed to trial. If Lemco settles the claims against the carriers for an amount less than the Settlement, EAI shall have no responsibility to pay Lemco any part of the difference.

     5. Immediately after execution of this Settlement Agreement, EAI and Lemco shall petition the Superior Court of New Jersey, Law Division, Monmouth County to approve the Settlement embodied herein and to find that the amount of this Settlement is fair, reasonable and non-collusive; that both of the carriers have policies of insurance which require them to act as indemnitors with respect to the claims asserted in the Legal Action and to pay the settlement;

and that the indemnification is assignable to Lemco as part of the Settlement. Lemco and EAI shall provide notice of this hearing to EAI's insurers, Hartford and Travelers, as well as to the other Defendants in the Legal Action.

     6. EAI and Lemco shall jointly use their best efforts to prosecute the claims against Hartford and Travelers, each at their own expense, and RAI and Lemco shall provide any documents in their possession, any witnesses and any experts which can reasonably assist in prosecuting the claims cited herein against the carriers.

     7. Lemco shall execute a Release whereby it shall relinquish any and all claims and rights against EAI which were raised or could have been raised in the Legal Action or in any other forum and which arise out of the allegations which are the subject matter of the Legal Action. This Release shall be held in escrow by Lemco's attorneys, Brach, Eichler, Rosenberg, Silver, Bernstein, Hammer & Gladstone, and shall not be released to EAI unless and until all the terms of this Settlement Agreement are fulfilled ("Final Approval")

     8. Upon the effective date of the above-referenced Release, EAI shall be barred from making any crossclaims against any of the other defendants in the Legal Action.

     9. On Final Approval, Lemco shall obtain signatures on and shall file with the Superior Court of New Jersey a Stipulation of Dismissal With Prejudice dismissing all its claims in the Legal Action against EAI.

     10. The parties acknowledge that they have thoroughly read and reviewed the terms and provisions of this Settlement Agreement and are familiar with same, that the terms and provisions contained herein are clearly understood by them and that they have fully and unconditionally consented to those terms and provisions. The parties further acknowledge that they have had the full benefit and advice of legal counsel of their own selection, or the opportunity to obtain the benefit and advice of counsel of their own selection, in regard to understanding the terms, meaning and effect of this Settlement Agreement, and that this Settlement Agreement has been entered into by them freely, voluntarily, with full knowledge and without duress. Each party represents and warrants to the parties hereto that the execution, delivery and performance of this Settlement Agreement has been duly authorized on its behalf and is within its power and authority and that the person signing on behalf of the party has sufficient authority and has been duly authorized to execute this Settlement Agreement. Each party hereto represents and warrants to the other parties that this Settlement Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms.

     11. This Settlement Agreement shall be binding upon and shall inure to the benefit of Lemco and EAI and their officers, former officers, directors, former directors, employees, former employees, representatives, former representatives, assignees, successors, predecessors and assigns.

     12. The provisions of this Settlement Agreement are not severable, and if any provisions are found to be unenforceable, this Settlement Agreement shall become null and void

     13. This writing constitutes the entire understanding and agreement between the parties respecting the settlement of the Legal Action. No changes, alterations, modifications or qualifications to the terms hereto shall be made or be binding unless in writing and signed by both parties.

     14. The parties agree that the Superior Court of New Jersey, Law Division, Monmouth County, shall retain jurisdiction for purposes of enforcing all of the terms and provisions of this Agreement including, but not limited to, any relief sought for a breach of or default under this Settlement Agreement.

     15, This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principles of conflict of laws.

     16. It is understood and agreed that this Settlement Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed original, and all of such counterparts, taken together, shall constitute one and the same Settlement Agreement, even though all of the parties hereto may not have executed the same counterpart of this Agreement.

     17. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have duly given: (i) when personally delivered by a party hereto, or by messenger, to a person over the age of 18 years at the address listed below, or by (ii) next day express courier, or (iii) upon delivery or refusal of same after having been mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to Lemco:

    William J. Friedman, Esq.
    Brach, Eichler, Rosenberg, Silver,
         Bernstein, Hammer & Gladstone
    101 Eisenhower Parkway
    Roseland, New Jersey 07068

                  and

    Andrew W. Hoffmann, Esq.
    Lemco Associates
    30201 Aurora Road
    Cleveland, Ohio 44139


    If to EAI:

    Herbert J. Stern, Esq.
    Stern & Greenberg
    75 Livingston Avenue
    Roseland, New Jersey 07068

                  and

    President
    EA industries
    185 Monmouth Parkway
    West Long Branch, New Jersey 07764

or to such other additional address as any party shall have specified by notice to the others in accordance with this paragraph.

     IN WITNESS WHEREOF, the undersigned have duly executed this Settlement Agreement as of the day and year first above written.

LEMCO ASSOCIATES, L.P.

    By:
        ---------------------------------
        Andrew W. Hoffmann, Esq.

    Title:
          -------------------------------

    Date:
         --------------------------------

    EA INDUSTRIES, INC.

    By:
       ----------------------------------

    Title/Position:
                   ----------------------
    Date:
         --------------------------------



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